UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

MobileBits Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53953	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6151 Lake Osprey Drive 3rd Floor Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 610-7269

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2015, Hussein Abu Hassan tendered his resignation from the position of President with MobileBits Holdings Corporation, a Nevada corporation (the “Company”) and its various affiliates. Abu Hassan’s resignation will be effective November 30, 2015.

Abu Hassan will remain the Chairman of the Company Board of Directors.

The resignation of Abu Hassan was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Election of Officer

On December 3, 2015, the Board approved the election of Kent Kirschner as permanent Chief Executive Officer of the Company.

Kent Kirschner, age 43, is the Interim Chief Executive Officer of the Company. He brings two decades of experience working in the media, production and advertising industries. Mr. Kirschner began his career as a production manager working on National Geographic films in remote countries around the world. Since 1998, Mr. Kirschner has worked in a variety of roles with several major companies that are focused on publishing, digital advertising and social media.

As Director of Latin America for Universal Press, a leading provider and syndicator of editorial content, Mr. Kirschner grew the Latin American business unit by 80%. From there he went on to build and manage a chain of Hispanic newspapers that grew to be published in more than 30 U.S. markets. Moving from print medial to digital, Mr. Kirschner joined Neighborhood America, a leading provider of enterprise social media platforms, and was charged with building an advertising and media business unit which included projects with AMEX, Scripps Networks (HGTV), Rodale and Kodak. He then went on to join Traffiq, one of the first demand side platform’s (DSP) in the digital advertising industry as its Director for Latin America. While there, he built a publisher network of 300+ ad networks and independents generating almost 100 million monthly unique visitors.

Mr. Kirschner received a B.A. degree from Columbia University in Latin American Studies and was a Rotary International Ambassadorial scholar.

Family Relationships

There are no family relationships between any of the Company’s directors and officers and Mr. Kirschner.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORPORATION

Date: December 3, 2015	By:	/s/ Kent Kirschner
Kent Kirschner
Chief Executive Officer

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